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                                                                     Exhibit 3.2


                                     BYLAWS

                                BR HOLDING, INC.

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                                    ARTICLE I

                                  SHAREHOLDERS

      Section 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors by resolution may provide. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

      Section 2. Special Meeting. Special meetings of the shareholders may be called at any time by the Board of Directors, by the Chairman of the Board, by the President, or by the holders of at least twenty-five percent (25%) of the outstanding common stock of the Corporation entitled to vote on any issue proposed to be considered at such meeting if such holders sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held and specifying the time of the proposed meeting. Such meetings shall be held either within or without the State of Georgia at the place and time stated in the notice of the meeting. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice of such special meeting.

      Section 3. Notice of Meetings. Written notice of each meeting of shareholders, stating the date, time, and place of the meeting, and the purpose or purposes of any special meeting, shall be mailed to each shareholder entitled to vote at such meeting at the address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such shareholder waives notice of the meeting. A shareholder shall have waived notice of a meeting if he or she: (1) executes a waiver of notice, in person or by proxy, either before or after the meeting, or (2) attends the meeting in person or by proxy and does not object at the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of a meeting at which is considered an amendment to the Articles of Incorporation, a plan of merger or share exchange, a sale of all of substantially all the Corporation's assets, or any other action that would entitle shareholders of the Corporation to dissent pursuant to the Georgia Business Corporation Code, information as required by the Georgia Business Corporation Code must be delivered to the shareholder prior to his execution of the waiver of notice, or the waiver itself must expressly waive the right to such information.

      Notice of any meeting may be given by the President, the Secretary or by any other person authorized by the Board of Directors to give notice of such meeting. Unless the Board of Directors chooses or is required to fix a new record date, no notice need be given


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of the date, time, and place of reconvening of any adjourned meeting if the date, time, and place to which the meeting is adjourned are announced at the meeting prior to adjournment.

      Section 4. List of Shareholders. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof, arranged in alphabetical order by voting groups, and within each voting group, by class or series of shares, with the address of and the number of shares held by each shareholder shown. Such list shall be available for inspection by any shareholder, his or her agent or attorney at the time and place of the meeting. Refusal or failure to prepare or make available such list of shareholders shall not affect the validity of action taken at the meeting.

      Section 5. Quorum; Required Shareholder Vote. A quorum for action on a matter at any annual or special meeting of shareholders shall exist as to a particular voting group when the holders of a majority of the votes entitled to be cast on that matter by that voting group are represented, either in person or by proxy, at such meeting. If a quorum is present, the vote of the majority of the votes cast on the matter shall be the act of the shareholders, unless a greater vote is required by law, by the Articles of Incorporation, or by these Bylaws, and except in the election of directors, for which a plurality of the votes cast shall be the act of the shareholders. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

      Section 6. Proxies. A shareholder may vote either in person or by a proxy appointed pursuant to an appointment of proxy that such shareholder has duly executed in writing. No appointment of proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the appointment. No proxy shall be used to vote at a meeting of the shareholders unless it has been filed with the Secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by two (2) inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

      Section 7. Action of Shareholders Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if those shareholders who, at such meeting, would be entitled to vote shares having voting power of at least the minimum number (or numbers in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all the shareholders entitled to vote were present and voted execute one or more written consents setting forth the action or actions so taken and such written consents are delivered to the Corporation for inclusion in the minutes of the shareholders or filing with the corporate records; provided, however, that, with respect to any action for which the Corporation would


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have otherwise been required to send the shareholders materials along with and in addition to the notice of the meeting at which such action would be voted on, including, but not limited to, materials relating to dissenters' rights, the Corporation must deliver such materials to the consenting shareholders prior to their execution of the consent, or the consent must expressly waive the right to receive such materials. Furthermore, if an action is taken by the shareholders without a meeting, then the Corporation shall deliver to each of the shareholders who would otherwise have been entitled to vote on the action, but who did not participate in taking the action, written notice of the action and any materials that would have otherwise been required to be sent to the shareholders along with and in addition to a notice of a meeting at which such action would be voted on, including, but not limited to, materials relating to dissenter's rights. A written consent of the shareholders shall have the same force and effect as an affirmative vote of the shareholders at a meeting and may be described as such in any document.

                                   ARTICLE II

                                    DIRECTORS

      Section 1. Power of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any restrictions imposed by law, by the Articles of Incorporation, by a provision in these Bylaws if approved by the Shareholders, or by any agreement among the shareholders that is otherwise lawful. A director shall discharge his duties as a director, including his duties as a member of any committee of the Board of Directors, in a manner that such director believes in good faith to be in the best interests of the Corporation and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In discharging his duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (i) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants, investment bankers, or other persons as to matters the director reasonably believes are within the person's professional or expert competence ; or (iii) a committee of the Board of Directors of which such directors is not a member if such director reasonably believes the committee merits confidence; provided, however, that a director is not entitled to rely on any of the foregoing if such director has knowledge concerning the matter in question that makes reliance otherwise permitted by this Bylaw provision unwarranted. Nothing contained in this Bylaw provision is intended to impose upon any director any standard of care greater than that now or hereafter provided by applicable law.

      Section 2. Compensation of the Board. The Board of Directors of the Corporation shall consist of between three (3) and seven (7) natural persons of the age of eighteen (18) years or over. The exact number of directors within the specified minimum and maximum shall be fixed by resolution of the Board of Directors from time to time, but no decrease in the number of directors shall shorten the term of any incumbent director.


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Directors need not be residents of the State of Georgia or shareholders of the
Corporation. At each annual meeting, the shareholders shall elect the directors, who shall serve until their successors are elected and qualified, or until such directors' earlier resignation, removal from office, or death. At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of a majority of the votes cast on the matter.

      Section 3. Meetings of the Board; Notice of Meetings; Waiver of Notice. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings, and no notice of such regular meetings need by given. Special meetings of the Board of Directors may be called by the President, by the Chairman of the Board, or by any two (2) directors, and written notice of the date, time, and place of such meetings shall be given to each director by first class mail, overnight courier or by telephone, telecopy, or in person at least one (1) day before the meeting. A director shall have waived notice of a meeting if he or she: (1) executes a written waiver of notice either before or after the meeting and delivers such waiver to the Corporation for inclusion in the minutes of the Board of Directors or filing with the corporate records, or (2) attends the meeting and does not object at the beginning of the meeting or promptly upon his or her arrival at the meeting to the holding of the meeting or the transacting of business at the meeting and does not afterward vote for or assent to any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.

      Section 4. Quorum; Vote Requirement. A majority of the directors currently serving shall constitute a quorum for the transaction of business any any meeting. When a quorum is present, the vote of a majority of the directors present and voting shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation, or by these Bylaws. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting.

      Section 5. Action of Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board or committee execute one or more written consents setting forth the action so taken, and such written consents are delivered to the Corporation for filing with the corporate records or for inclusion in the minutes of the proceedings of the Board or committee meeting. Such consents shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee members at a meeting, as the case may be, and may be described as such in any document.

      Section 6. Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, by the remaining directors, or if the remaining directors constitute less than


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a quorum, by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office, or if such vacancy occurs by reason of an amendment to these Bylaws increasing the number of directors, until the next election of directors by the shareholders and the election and qualification of the successor.

      Section 7. Committees. The Board of Directors may create one or more serve on them. Each committee may have one or more members. Each committee shall be authorized to exercise such powers of the Board of Directors as the Board of Directors may specify, except that in no event shall a committee have the power to (i) approve or propose to the shareholders any action required by law to be approved by the shareholders; (ii) fill vacancies on the Board of Directors or any committee; (iii) amend the Articles of Incorporation; (iv) adopt, amend or repeal bylaws; or (v) approve a plan of merger not requiring shareholder approval. The provisions of these Bylaws and of the Georgia Business Corporation Code that govern meetings of the Board of Directors, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to all such committees and their members as well. All such committees shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in the corporate minutes of the Corporation. The designation of any such committee and the delegation of authority thereto shall not relieve the Board of Directors or any member thereof of any responsibility imposed by law.

      Section 8. Telephone Conference Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

      Section 9. Registering Dissent. A director who is present at a meeting of the Board of Directors or any committee at which action on a corporate matter is taken shall be presumed to have assented to such action unless such director's dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. This right to dissent shall not apply to a director who voted in favor of any such action.

      Section 10. Remuneration. The directors may be paid their expenses of attendance of each meeting of the Board of Directors and may also be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director, as determined from time to time by resolution of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation


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therefor. Members of committees may be allowed like reimbursement and compensation for attending committee meetings.

      Section 11. Conflicting Interest Transactions. In furtherance and not limitation of the provisions of the Georgia Business Corporation Code, the fact that a director or an officer of the Corporation had a direct or indirect interest in a corporate transaction is not grounds for either invalidating the transaction or imposing liability on any director or officer, although the failure to take advantage of the safe harbor provisions of the Georgia Business Corporation Code relating to interested director and officer transactions may cause the burden of proving the transaction's fairness to be placed on the person asserting the validity of such transaction.

      Section 12. Distribution to Shareholders. Except as now or hereafter permitted by law or the Articles of Incorporation of the Corporation, the Corporation may not make any distribution to its shareholders after giving it effect either: (a) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the Corporation's total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. The effect of a distribution shall be determined (i) in the case of a purchase, redemption, or other acquisition of the Corporation's shares, as of the earlier of the date money or other property is transferred or debt incurred by the Corporation or the date the shareholder ceases to be a shareholder with respect to the acquired shares, (ii) in the case of any other distribution of indebtedness, as of the date the indebtedness is distributed, and (iii) in all other cases, as of the date the distribution is authorized if payment occurs within one hundred twenty
(120) days after the date of authorization or the date the payment is made if it occurs more than one hundred twenty (120) days after the date of authorization.

                                   ARTICLE III

                                    OFFICERS

      Section 1. Executive Structure of the Corporation. The officers of the Corporation shall be elected by the Board of Directors and shall include a President, a Secretary, a Treasurer and such other officers or assistant officers, including a Chairman of the Board or one or more Vice Presidents, as may be elected by the Board of Directors. Each officer shall hold office for the term for which such officer has been elected or appointed and until such officer's successor has been elected or appointed and has qualified, or until such officer's earlier resignation, removal from office, or death. Any two or more offices may be held by the same person.


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      Section 2. President. The President shall be the chief executive officer of the Corporation and shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall preside at all meetings of the shareholders and, unless there is a Chairman of the Board, at all meetings of the Board of Directors. The President shall execute in the name of and on behalf of the Corporation, and may affix or cause the seal to be affixed to, all instruments requiring such execution, except to the extent the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

      Section 3. Chairman of the Board. The Chairman of the Board, if any, shall act in accordance with the directions of the President and shall preside at all meetings of the Board of Directors.

      Section 4. Vice President. Any Vice Presidents shall act under the direction of the President, and in the absence or disability of the President or if the office of the President is vacant, shall perform the duties of the President, and shall perform such other duties and have such other powers as the President or the Board of Directors may prescribe. The Board of Directors may designate one or more executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the President shall descend to the Vice Presidents in such specified order of seniority.

      Section 5. Secretary. The Secretary shall act under the direction of the President and shall attend all meetings of the shareholders and of the Board of Directors and keep the minutes of such proceedings. The Secretary shall perform like duties for committees when required. The Secretary shall authenticate records of the Corporation and shall have custody of and attest the seal of the Corporation.

      Section 6. Assistant Secretaries. Any Assistant Secretary shall act under the direction of the President in the order of their seniority and shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.

      Section 7. Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements and books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render the President and the Board of Directors, at its regular meetings and when the President or the Board of Directors otherwise requires, an account of all transactions performed by the Treasurer and of the financial condition of the Corporation.


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      Section 8. Assistant Treasurer. Any Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.

      Section 9. Other Duties and Authority. Each officer, employee, and agent of the Corporation shall have such other duties and authority as may be conferred upon such Officer, employee, or agent by the Board of Directors or delegated to such officer, employee, or agent by the President.

      Section 10. Removal of Officers. Any officer may be removed at any time by the Board of Directors, with or without cause, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action any officer may have as a result of such officer's removal in breach of a contract of employment.

      Section 11. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

      Section 12. Inability to Serve. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in the place of such duties of such officer to any other officer, director, or person whom it may select.

      Section 13. Resignation. Any officer may resign at any time by delivering written notice to the President, the Chairman of the Board, or the Board of Directors, or by giving oral notice at any meeting of the Board of Directors. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof, and unless otherwise specified therein, the acceptance of such resignations shall not be necessary to make it effective.

                                   ARTICLE IV

                                      STOCK

      Section 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors; provided that each such certificate when issued shall state on its face at a minimum the following: (1) the name of the Corporation and that it is organized under Georgia law, (2) the number and class of shares and the designation of the series, if any, the certificate represents, and (3) the name of the person to whom the certificate is issued. No share certificate that was valid when issued shall cease to be valid by reason of any changes in the information stated on the share certificate. Stock certificates of the Corporation, when issued, shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. If a certificate is signed by a transfer agent other than the


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Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer or by a registrar other than the Corporation or its employee who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to the certificate of stock. No share certificate shall be issued until the consideration for the shares represented thereby has been received by the Corporation.

      Section 2. Transfer of Stock; Lost Certificates. In addition to any other restrictions that may be imposed by law, the Articles of Incorporation, or these Bylaws, or that may otherwise be validly imposed, shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or such shareholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Canceled" and filed with the permanent stock records of the Corporation.

      The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation that are alleged to have been lost, stolen, mutilated, or destroyed upon the receipt of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, mutilated or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to issuance thereof, require the owner of such lost, stolen, mutilated, or destroyed certificate or certificates or the owner's legal representative to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to be lost, stolen, mutilated, or destroyed.

      The Board of Directors may make such additional rules concerning the issuance, transfer, and registration of stock and requirements regarding the establishment of lost, destroyed, or wrongfully taken stock certificates as it deems appropriate.

      Section 3. Registered Shareholders. The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes, including voting and distributions, and shall not be required to take any notice of any right or claim of right of any other person except for any rights that a beneficial owner of any stock may have to inspect the records of the Corporation pursuant to the Georgia Business Corporation Code. The Board of Directors may adopt by resolution a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder. The extent of this recognition may be determined in the procedure. The


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procedure may set forth: (i) the types of nominees to which it applies; (ii) the rights or privileges that the Corporation recognizes in a beneficial owner;
(iii) the manner in which the procedure is selected by the nominee; (iv) the information that must be provided when the procedure is selected; (v) the period for which selection of the procedure is effective; and (vi) other aspects of the rights and duties created.

      Section 4. Record Date. For the purpose of determining shareholders entitled to notice of or entitled to vote at any meeting of shareholders, or shareholders entitled to receive any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination, such date not to be more than seventy (70) days prior to the meeting date or the date of the action requiring a determination of shareholders; provided that if not otherwise fixed by the Board of Directors, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent to such action. A determination of shareholders entitled to notice of or to vote at any meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

                                    ARTICLE V

                        DEPOSITIONS, SIGNATURES AND SEAL

      Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts, or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

      Section 2. Contracts and Deeds. All contracts, deeds, and other instruments shall be signed in the name of and on behalf of the Corporation by the President or by such other officer, officers, agent, or agents as the Board of Directors may from time to time authorize. Such authority may be general or confined to specific instances.

      Section 3. Seal. The seal of the Corporation shall be in such form as the Board of Directors may from time to time authorize. If no form of the seal is authorized, then the seal of the Corporation shall consist of two concentric circles, in between which shall be printed the name of the Corporation and the year of incorporation and in the center of which shall be printed the word "SEAL."

      If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually. The failure to use the seal on any instrument or document shall not affect the validity thereof.


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                                   ARTICLE VI

                                    INDEMNITY

      Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (including any action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in a manner he believed in good faith to be in or not opposed to the best interest of the Corporation (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code. Nothing contained in this Article VI shall in any way limit or otherwise affect the indemnification provided for in the Articles of Incorporation of the Corporation or in any contract to which the Corporation is a party.

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

      Except as otherwise provided for herein, by the Articles of Incorporation, or by law, the Board of Directors and the shareholders shall each have the power to alter, amend, or repeal the Bylaws or adopt new bylaws. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended, or repealed by the Board of Directors. Except as otherwise provided for herein, by the Articles of Incorporation, or by law, action by the directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the directors then in office, and action by the shareholders with respect to the Bylaws shall be taken by an affirmative vote of a majority of all shares cast of each voting group entitled to vote thereon.


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